Exhibit 99.1
Rent-A-Center, Inc. Reports March Key Operating Metrics

PLANO, Texas--(BUSINESS WIRE)--Apr. 20, 2017-- Rent-A-Center, Inc. (the "Company") (NASDAQ/NGS:RCII) today announced the following key operating metrics for its Core U.S. and Acceptance NOW (“ANow”) businesses for March 2017:

Core U.S.

•	Same Store Sales: (9.6%)

•	Delinquencies: 6.1% and 140 basis points favorable versus prior month

•	Average Monthly Rate of New Agreements: 6.6% unfavorable versus prior year

•	Co-worker Turnover: 83.7% and 10.4 percentage points favorable versus prior year

Acceptance NOW

•	Same Store Sales: 12.4%

•	Delinquencies: 8.8% and 40 basis points favorable versus prior month

In the Core U.S. segment, March same store sales increased sequentially due to higher merchandise sales revenue following the tax refund delay and continued improvements of the quality of the rental portfolio, as evidenced by reduced delinquencies. Rent-A-Center is executing a new strategic plan designed to restore growth, improve profitability and maximize value for all Rent-A-Center stockholders. As part of this plan, the Company is focused on increasing the mix of aspirational products and has started to shift replenishment towards higher-end products. This will take several quarters to become a meaningful portion of the inventory and portfolio mix and, until that time, the average monthly rate and gross profit margin will remain under pressure. The Company has also aggressively implemented several initiatives aimed at reducing the amount of Acceptance NOW returned product in the Core stores. These initiatives include reducing the remaining inventory value of Acceptance NOW product when it is transferred to the Core, for internal purposes, in order to increase sell through rates. In addition, Acceptance NOW is also reducing returns through a targeted initiative to increase the early payout discount. Rent-A-Center has developed a more frequent and pointed approach to training and development that will enable consistent execution and strengthen customer relationships. The trajectory of turnover remains well ahead of last year.

In Acceptance NOW, March same store sales were also favorably impacted by the delay in tax refunds as strong rental and fee revenue of 7.8 percent was coupled with double digit merchandise sales growth. Delinquencies improved sequentially by 40 basis points mainly driven by the high seasonality around tax season. Over the longer term, the previously disclosed exit from Conn Appliances, Inc. (“Conn’s”) is expected to improve delinquencies and losses as the ANow customer accounts originating from Conn’s consistently underperformed compared to the rest of the Company’s ANow portfolio in terms of delinquencies, losses and product returns. In March, the first wave of HHGregg stores closed and the nearby Acceptance NOW locations that received merged accounts were removed from the same store sales calculation.

Metric Definitions
Core U.S.

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements greater than 7 days past due

•	Average Monthly Rate of New Agreements - average monthly rental rate for agreements originated in the period

•	Co-worker Turnover - annualized year to date store co-worker turnover
Acceptance NOW

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements, in staffed locations, greater than 32 days past due

About Rent-A-Center, Inc.
A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates stores in the United States, Mexico, Canada and Puerto Rico, and Acceptance NOW kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of rent-to-own stores operating under the trade names of "Rent-A-Center", "ColorTyme", and "RimTyme". For additional information about the Company, please visit our website at www.rentacenter.com.

Forward-Looking Statements
This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," "believe," or "confident," or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company's business segments; our chief executive officer and chief financial officer transitions, including our ability to effectively operate and execute our strategies during the interim period and difficulties or delays in identifying and attracting a permanent chief financial officer with the required level of experience and expertise; failure to manage the Company's store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions, including capacity-related outages, caused by the implementation and operation of the Company's new store information management system, and its transition to more-readily scalable, "cloud-based" solutions; the Company’s ability to successfully market smartphones and related services to its customers; the Company's ability to develop and successfully implement virtual or E-commerce capabilities, including mobile applications; disruptions in the Company's supply chain; limitations of, or disruptions in, the Company's distribution network; rapid inflation or deflation in the prices of the Company's products; the Company's ability to execute and the effectiveness of a store consolidation, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company's available cash flow; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand; uncertainties regarding the ability to open new locations; the Company's ability to acquire additional stores or customer accounts on favorable terms; the Company's ability to control costs and increase profitability; the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company's ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the Rent-to-Own industry; the Company's compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company's stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company's effective tax rate; fluctuations in foreign currency exchange rates; the Company's ability to maintain an effective system of internal controls; the resolution of the Company's litigation; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It
The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to its 2017 Annual Meeting. The Company stockholders are strongly encouraged to read any such proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at the Company’s website at www.rentacenter.com or by contacting the Company’s Investor Relations at 972-801-1100. The Company, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Rent-A-Center’s 2017 Annual Meeting. Information about certain current directors and executive officers of the Company is available in the Company’s proxy statement, dated April 18, 2016, for its 2016

Annual Meeting. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the 2016 proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Rent-A-Center’s 2017 Annual Meeting.

Contact for Rent-A-Center, Inc.:

Daniel O'Rourke
VP - Finance, Investor Relations and Treasury
(972) 801-1104
InvestorRelations@rentacenter.com